EXHIBIT 99.2

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008

NET REVENUES	$5,586,319	$5,156,705	$11,093,069	$10,909,110

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, shipping and freight	2,366,827	2,551,580	4,980,605	5,203,804
Depreciation and amortization	79,084	139,627	215,685	257,116
Product warranty	519,491	227,330	987,863	441,499
Shipping and freight	108,698	116,141	267,252	263,766
Total cost of goods sold	3,074,100	3,034,678	6,451,405	6,166,185

GROSS PROFIT	2,512,219	2,122,027	4,641,664	4,742,925

OTHER COSTS AND EXPENSES:
Research and development	372,004	348,194	712,884	721,246
Selling, general and administrative, excluding depreciation and amortization	2,033,453	2,495,540	3,950,143	5,248,447
Depreciation and amortization	62,956	92,467	137,798	186,400
Litigation settlement	–	–	–	(1,500,000)
Total other costs and expenses	2,468,413	2,936,201	4,800,825	4,656,093

INCOME (LOSS) FROM OPERATIONS	43,806	(814,174)	(159,161)	86,832

Interest expense	(89,914)	(74,231)	(176,769)	(129,155)
Interest income	51	2,307	71	2,966
Gain (loss) on change in fair value of warrant liabilities	14,205	–	(4,962)	–
Amortization of debt discount on convertible debt	(35,173)	(26,211)	(67,852)	(26,211)

LOSS BEFORE INCOME TAXES	(67,025)	(912,309)	(408,673)	(65,568)
Benefit for income taxes	16,169	395,572	98,588	26,227

NET LOSS	$(50,856)	$(516,737)	$(310,085)	$(39,341)

LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.04)	$(0.03)	$(0.00)

WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE
Basic and diluted	11,945,712	11,721,467	11,891,969	11,719,283

The above results of operations and following Balance Sheets and Statements of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-Q for the quarter ended December 31, 2009.  We encourage you to review the accompanying notes to these condensed consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	June 30,
ASSETS	(Unaudited)	2009
CURRENT ASSETS:
Cash and cash equivalents	$438,163	$550,602
Accounts receivable, net	2,931,038	3,427,550
Inventories, net	6,895,198	6,392,441
Taxes receivable	48,728	20,257
Deferred tax assets	830,447	830,447
Prepaid expenses and other current assets	420,593	541,153
Total Current Assets	11,564,167	11,762,450

PROPERTY AND EQUIPMENT, NET	1,785,973	2,096,986

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	378,074	279,486
Other assets	66,578	75,159
Total Other Assets	4,028,883	3,938,876

TOTAL ASSETS	$17,379,023	$17,798,312

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,063,168	1,128,187
Accrued compensation and benefits	428,900	690,948
Other accrued expenses and current liabilities	884,787	1,151,325
Short-term capital lease obligation	–	69,815
Accrued product warranty costs	447,967	436,578
Deferred rent liability	35,649	63,863
Deferred revenue	81,274	209,079
Total Current Liabilities	2,941,745	3,749,795

OTHER LIABILITIES:
Long-term debt	3,115,866	2,749,132
Deferred rent liability	42,726	58,010
Convertible debt, net of discount of $333,978 in December and $401,830 in June	916,022	848,170
Warrant liabilities	11,742	–
Deferred revenue, less current portion	4,398	38,708
Total Other Liabilities	4,090,754	3,694,020

TOTAL LIABILITIES	7,032,499	7,443,815

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 12,971,434 and 11,989,914 shares in December and 12,397,757 and 11,771,966 shares in June	11,990	11,772
Additional paid-in capital	13,023,671	13,000,680
Accumulated other comprehensive income (loss)	(41,625)	216
Accumulated deficit	(2,647,512)	(2,658,171)
Total Shareholders' Equity	10,346,524	10,354,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,379,023	$17,798,312

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(310,085)	$(39,341)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	394,220	471,108
Stock-based compensation expense	345,602	363,416
Deferred income taxes	(98,588)	(26,227)
Provision for (reduction of) inventory obsolescence reserves	(58,319)	67,610
Provision for (recovery of) returns and doubtful accounts allowance	90,063	(52,568)
Amortization of debt discount on convertible debt	67,852	26,211
Loss on change in fair value of warrant liabilities	4,962	–
Changes in operating assets and liabilities:
Accounts receivable	370,662	146,854
Inventories	(439,308)	1,957,369
Income taxes	(29,074)	(4,160)
Prepaid expenses and other current assets	110,598	(25,863)
Accounts payable	(66,043)	(1,625,183)
Accrued compensation and benefits	(266,793)	(302,124)
Other accrued expenses and current liabilities	(244,740)	(910,236)
Accrued product warranty costs	11,389	(11,432)
Deferred rent liability	(43,498)	(23,268)
Deferred revenue	(162,115)	(204,920)
Net cash used by operating activities	(323,215)	(192,754)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(83,207)	(597,482)
Net cash used in investing activities	(83,207)	(597,482)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash	18,450	–
Bank credit line proceeds	366,734	284,474
Capital lease obligation repayments	(69,815)	(200,000)
Proceeds from issuance of subordinated convertible debt	–	1,250,000
Net cash provided by financing activities	315,369	1,334,474
Effect of exchange rate changes on cash and cash equivalents	(21,386)	(61,334)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(112,439)	482,904

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	550,602	236,571

CASH AND CASH EQUIVALENTS, END OF PERIOD	$438,163	$719,475

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$158,426	$111,447
Income taxes paid	$49,160	$6,240

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Capital lease additions	$–	$528,488